EXHIBIT 10

                                  [LETTERHEAD]

June 5, 1997

Mr. David E. Brogan
Vice President Finance
The National Registry Inc.
2502 Rocky Point Drive, Suite 100
Tampa, FL  33607

Dear David,

Pursuant to the meeting of all concerned parties on May 30, 1997, this letter will confirm the following agreement between The National Registry Inc. (NRID) and Clearwater Fund IV, LLC (Clearwater):

1. Clearwater, which holds 250,000 shares of Series C Covertible Preferred
   Stock and warrants to purchase 285,714 shares of Common Stock of NRID, agrees not to sell, without NRID's consent and approval, any shares of NRID Common Stock received upon conversion of the Series C Preferred Stock or the exercise of the warrants for a 12 month period. However, Clearwater shall be entitled to sell any or all of its shares of Common Stock of NRID in connection with any change of control of NRID or similar event. The commencement of this holding period will occur as of June 5, 1997.

2. NRID hereby agrees to waive the 4.9% ownership limitations of the outstanding shares of NRID Common Stock set forth within the terms of the Series C Preferred Stock.

If the foregoing accurately and completely sets forth the understanding of the parties, please so indicate by signing and returning a copy of this letter, whereupon it will become binding.

                                             (for and behalf of)
                                             CLEARWATER FUND IV, LLC

                                             By: /s/ HANS F. HEYE
                                                 -------------------
                                                 Hans F. Heye
                                                 Managing Member

ACCEPTED BY:
THE NATIONAL REGISTRY INC.

By:  /s/ DAVID E. BROGAN
     ------------------------
     David E. Brogan
     Vice President - Finance